EXHIBIT 99.2

J&F STEEL

Combined Financial Statements

December 31, 2003, 2002, and 2001

(With Independent Auditors’ Report Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Ryerson Tull, Inc:

We have audited the accompanying combined balance sheets of J&F Steel as of December 31, 2003 and 2002, and the related combined statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of J&F Steel’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of J&F Steel as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Chicago, Illinois September 17, 2004

J&F STEEL

Combined Balance Sheets

(Dollars in thousands)

	June 30 2004	December 31
		2003	2002
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$4,138	$553	$732
Trade receivables, net of allowance for doubtful accounts of $285, $353, and $0 for 2004, 2003, and 2002, respectively	24,904	14,324	15,900
Other receivables	71	150	276
Income tax receivable	—	—	5,046
Inventories	28,893	31,474	55,780
Prepaid expenses	109	228	227
Related party receivables	—	3,167	716
Due from related parties	—	1,500	4,153
Deferred income taxes	2,364	5,275	1,613
Assets held for sale	—	1,489	—

Total current assets	60,479	58,160	84,443

Property, plant, and equipment, net	17,776	18,585	22,252
Goodwill	—	—	5,136
Other assets, net	190	201	356

Total assets	$78,445	$76,946	$112,187

Liabilities and Stockholders’ Equity

Current liabilities:
Current maturities of long-term debt	$—	$900	$400
Trade accounts payable	15,372	15,736	17,613
Trade accounts payable – related parties	730	305	23,906
Accrued liabilities	3,668	3,406	3,052
Related party borrowings	—	491	20,093

Total current liabilities	19,770	20,838	65,064

Long-term debt, less current maturities	13,500	14,500	15,000
Deferred income taxes	1,926	2,006	2,389
Related party borrowings	20,507	21,000	—

Total liabilities	55,703	58,344	82,453

Stockholders’ equity:
Common stock, $1,00 per value. Authorized 10,000 shares; issued 336 shared and outstanding 334 shares	—	—	—
Additional paid-in capital	25,503	25,503	25,503
Retained earnings (deficit)	(2,061)	(6,201)	4,931
Treasury stock, 2 shares, at cost	(700)	(700)	(700)

Total stockholders’ equity	22,742	18,602	29,734

Total liabilities and stockholder’s equity	$78,445	$76,946	$112,187

See accompanying notes to combined financial statements

J&F STEEL

Combined Statements of Operations

(Dollars in thousands)

	Six months ended June 30		Years ended December 31
	2004	2003	2003	2002	2001
	(Unaudited)
Net sales	$87,860	$83,078	$157,579	$154,288	$161,994
Cost of goods sold	78,315	80,562	155,188	136,494	159,549

Gross Profit	9,545	2,516	2,391	17,794	2,445

Selling, general, and administrative expenses	4,610	5,224	11,073	11,319	12,988
Impairment of goodwill	—	—	5,136	—	—
Impairment of long-lived assets	—	—	389	—	—
Gain on disposal of property, plant, and equipment	(2,447)	—	(157)	(10)	(686)

Operating profit (loss)	7,382	(2,708)	(14,050)	6,485	(9,857)

Other income (expense):
Interest income	—	2	3	18	43
Interest expense	(99)	(112)	(341)	(287)	(509)
Interest expense – related parties	(311)	(741)	(896)	(2,442)	(4,241)

Other expense, net	(410)	(851)	(1,234)	(2,711)	(4,707)

Income (loss) before income tax (provision) benefit	6,972	(3,559)	(15,284)	3,774	(14,564)

Income tax (provision) benefit	(2,832)	1,436	4,152	(1,575)	5,591

Net income (loss)	$4,140	$(2,123)	$(11,132)	$2,199	$(8,973)

See accompanying notes to combined financial statements.

J&F STEEL

Combined Statements of Stockholders’ Equity

(Dollars in thousands)

	Common stock	Additional paid-in capital	Treasury stock	Retained earnings (deficit)	Total
Balance at December 31, 2000	$—	$5,503	$(700)	$11,705	$16,508

Net (loss)	—	—	—	(8,973)	(8,973)

Balance at December 31, 2001	—	5,503	(700)	2,732	7,535

Net income	—	—	—	2,199	2,199
Contributions	—	20,000	—	—	20,000

Balance at December 31, 2002	—	25,503	(700)	4,931	29,734

Net (loss)	—	—	—	(11,132)	(11,132)

Balance at December 31, 2003	—	25,503	(700)	(6,201)	18,602

Net income – six months ended June 30, 2004 (unaudited)	—	—	—	4,140	4,140

Balance at June 30, 2004 (unaudited)	$—	$25,503	$(700)	$(2,061)	$22,742

See accompanying notes to combined financial statements.

J&F STEEL

Combined Statements of Cash Flows

(Dollars in thousands)

	Six months ended June 30		Years ended December 31
	2004	2003	2003	2002	2001
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$4,140	$(2,123)	$(11,132)	$2,199	$(8,973)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,010	1,128	2,244	1,793	2,419
Gain on disposal of property, plant, and equipment	(2,447)	—	(157)	(10)	(685)
Deferred income tax (benefit) expense	2,831	(1,412)	(4,045)	1,485	(2,675)
Goodwill impairment charge	—	—	5,136	—	—
Asset impairment charge, and write-offs	—	—	515	—	—
Provision for doubtful accounts	—	290	1,211	125	132
Changes in assets and liabilities:
Trade and other accounts receivable	(10,501)	(4,424)	491	(1,538)	6,567
Related party receivables	—	—	202	(4,869)
Notes receivable	—	—	—	—	1,176
Inventories	2,581	7,964	24,306	854	20,029
Prepaid expenses	119	(135)	(1)	50	(9)
Income taxes receivable	—	5,046	5,046	75	(2,953)
Other assets	11	25	28	30	37
Accounts payable	(364)	(6,408)	(1,877)	(12,876)	10,004
Accounts payable – related parties	425	(23,320)	(23,601)	(2,346)	(20,415)
Other accrued expenses	262	1,513	354	(327)	201

Net cash provided by (used in) operating activities	(1,933)	(21,856)	(1,280)	(15,355)	4,855

Cash flows from investing activities:
Proceeds from disposal of property, plant, and equipment	3,936	—	519	171	1,281
Capital expenditures	(201)	(546)	(816)	(6,989)	(857)

Net cash provided by (used in) investing activities	3,735	(546)	(297)	(6,818)	424

Cash flows from financing activities:
Capital contribution	—	—	—	20,000	—
Net increase (decrease) in debt	(1,900)	—	—	(991)	13
Increase (decrease) in due to affiliates	3,683	22,255	1,398	1,820	(4,010)

Net cash provided by (used in) financing activities	1,783	22,255	1,398	20,829	(3,997)

Net increase (decrease) in cash and cash equivalents	3,585	(147)	(179)	(1,344)	1,282

Cash and cash equivalents at beginning of period	553	732	732	2,076	794

Cash and cash equivalents at end of period	$4,138	$585	$553	$732	$2,076

Supplemental disclosure of cash flow information:
Cash paid (refund received) during the period for income taxes	$19	$(4,960)	$(4,948)	$148	$133
Cash paid during the period for interest	334	647	1,102	2,754	4,947

See accompanying notes to combined financial statements.

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business and Basis of Presentation

J&F Steel’s primary business is the acquisition, processing, and sale of flat rolled steel and related products to various manufacturers. J&F Steel operates a plant in Jenison, Michigan, which principally serves the furniture and steel shelving industries; a second plant in Middletown, Ohio, which principally serves the household appliance and tubing industries; a third plant in Burns Harbor, Indiana, which principally serves the appliance, automobile, furniture, and hardware industries; and a fourth plant in Memphis, Tennessee, which principally serves the appliance and construction industries. A fifth plant in Evanston, Illinois, which serviced manufacturers in the northern part of Illinois and Wisconsin, was closed in December 2003. Land and buildings with a carrying value of $1,489 were held for sale as of December 31, 2003. Subsequent to year-end, the land and building were sold. See note 11, Assets Held for Sale, for further information. All other assets were either sold or transferred to other facilities. The business and operating locations described above are hereinafter referred to as “J&F.”

J&F consists of a single operating segment that acquires, processes, and sells flat rolled steel and related products to various manufacturers. This segmentation is based on the financial information presented to the chief operating decision-maker.

J&F is owned by entities under the common control of Arcelor S.A. (the Parent). The accompanying combined financial statements include the accounts of J&F Steel, Inc., J&F Steel, LLC and certain other assets, liabilities, and expenses of J&F that are under common control of the Parent including certain income taxes accounts and trade receivables of the business. The accompanying combined financial statements reflect the combined historical results of operations, financial position, and cash flows of J&F. All significant intercompany transactions and accounts have been eliminated. The historical cost basis of assets and liabilities has been reflected in these financial statements. Management believes that the assumptions underlying the combined financial statements are reasonable. However, the financial information in these financial statements does not necessarily include all the expenses that would have been incurred had J&F been a separate, stand-alone entity and may not necessarily reflect J&F’s results of operations, financial position and cash flows in future periods under the ownership of Ryerson Tull, Inc. As discussed in note 13, Subsequent Events, on July 30, 2004, Ryerson Tull, Inc. acquired 100% of the equity interest of J&F Steel, LLC.

(b)	Cash and Cash Equivalents

For purposes of the combined financial statements, J&F considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is J&F’s best estimate of the amount of probable credit losses in J&F’s existing accounts receivable. J&F determines the allowance based on specific identification. J&F reviews its allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. J&F does not have any off-balance sheet credit exposure related to its customers.

(d)	Inventories

Inventories are stated at the lower of cost or market (net realizable value). Cost is determined on a specific identification basis.

(e)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life of property, plant, and equipment is as follows:

Buildings	20 years
Machinery and equipment	7 to 15 years
Furniture and equipment	3 to 7 years
Vehicles	3 to 5 years

(f)	Other Assets

Other assets consist of deferred debt placement costs incurred in connection with the issuance of industrial revenue bonds and are being amortized over the respective terms of the bonds. Amortization expense for the years ended December 31, 2003, 2002, and 2001 was $29 each year. Estimated amortization expense for the next 5 years is $21 each year.

(g)	Income Taxes

J&F is included in the consolidated tax return of Arcelor USA Holdings, Inc., J&F’s ultimate U.S. parent and an entity controlled by the Parent. Income taxes have been provided in the accompanying financial statements as if J&F was a taxable entity and filed a separate tax return. J&F uses the asset and liability method to account for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that included the enactment date.

(h)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, intangibles, and valuation allowances for receivables and inventories. Actual results could differ from those estimates.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(i)	Impairment of Long-lived Assets

J&F adopted FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (Statement No. 144) on January 1, 2002. The adoption of Statement No. 144 did not affect J&F’s financial statements.

In accordance with Statement No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated, undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the combined balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the combined balance sheet. During 2003, J&F decided to idle and dispose of an asset at its Middletown, OH location and recorded an impairment charge of approximately $389.

(j)	Goodwill

J&F’s goodwill arose from an acquisition occurring prior to January 1, 2002 and was accounted for in accordance with the provisions of Accounting Principles Bulletin No. 16, Business Combinations. Prior to January 1, 2002, goodwill was amortized over its estimated useful life of 20 years. In connection with the adoption of FASB Statement No. 142, Goodwill and Other Intangible Assets, (Statement No. 142) on January 1, 2002, goodwill is no longer amortized. Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. This determination is made at the reporting unit level and consists of two steps. First, J&F determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. J&F did not incur any goodwill impairment charges in the years ended December 31, 2002 and 2001.

In connection with the closure of J&F’s Evanston facility in 2003, goodwill of $5,136 was determined to be impaired. The impairment was primarily attributable to J&F’s decision to close the Evanston facility and substantially exit the market serviced by this facility. The fair value of goodwill was based upon estimated future cash flows attributable to the operation and closure of the facility, including proceeds from disposal of assets included in this reporting unit.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

Statement No. 142 does not require retroactive restatement for all periods presented. However, presented below is a reconciliation of the 2001 combined statement of operations data previously reported to reflect the impact related to the adoption of Statement No. 142’s provisions related to goodwill amortization:

Reported net loss	$(8,973)
Add: amortization adjustment, net of related tax benefit of $0	402

Adjusted net loss	$(8,571)

(k)	Revenue Recognition

The Company recognizes revenue on sales when products are shipped and the customer takes ownership and assumes risk of loss.

(l)	Recently Issued Accounting Standards

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (Interpretation) which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R, Consolidation of Variable Interest Entities, replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. J&F will be required to apply FIN 46R to variable interests in variable interest entities (VIEs) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. J&F currently does not have any variable interests in VIEs.

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, (Statement No. 150), was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. J&F currently does not have any financial instruments that are within the scope of this Statement.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

In December 2003, FASB Statement No. 132 (revised), Employers’ Disclosures about Pensions and Other Postretirement Benefits, (Statement No. 132) was issued. Statement No. 132 (revised) prescribes employers’ disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. Statement No. 132 retains and revises the disclosure requirements contained in the original Statement No. 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. Statement No. 132 generally is effective for fiscal years ending after December 15, 2003. The adoption of Statement No. 132 had no effect on the Company’s combined financial statements.

(m)	Recently Adopted Accounting Standards

In June 2001, FASB Statement No. 143, Accounting for Asset Retirement Obligations, (Statement No. 143) was issued. Statement No. 143 requires J&F to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. J&F also would record a corresponding asset that is depreciated over the life of the assets. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. J&F was required to adopt Statement No. 143 on January 1, 2003. The adoption of Statement No. 143 had no effect on the Company’s combined financial statements.

In April 2002, FASB Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, (Statement No. 145) was issued. Statement 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. Statement No. 145 also amends FASB Statement No. 13, Accounting for Leases, (Statement No. 13) to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of Statement No. 145 related to Statement No. 13 were effective for transactions occurring after May 15, 2002. The adoption of Statement No. 145 had no effect on J&F’s combined financial statements.

In June 2002, FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, (Statement No. 146) was issued. Statement No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of Statement 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. In accordance with Statement No. 146, J&F announced and implemented a cost reduction program in 2003 (see note 11).

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

In November 2002, FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness to Others, an Interpretation of FASB Statements No. 5, 57, and 107 and a recission of FASB Interpretation No. 34, (FIN 45) was issued. This Interpretation enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no effect on J&F’s combined financial statements.

In December 2002, FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123, (Statement No. 148) was issued. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, (Statement No. 123) to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, Statement No. 148 amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. J&F has no stock-based compensation within the scope of this Statement.

(2)	Unaudited Interim Financial Information

Results of operations for any interim period are not necessarily indicative of results of any other periods or for the year. The combined financial statements as of June 30, 2004 and for the six-month periods ended June 30, 2004 and June 30, 2003 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for such periods. These combined financial statements should be read in conjunction with the combined financial statements and related notes for the year ending December 31, 2003.

(3)	Related-party Transactions

J&F purchased approximately 13.8% of its inventory from the Parent in 2003, compared with 38% in 2002 and 50% in 2001. Purchases from the Parent are payable within 30 days, which resulted in a trade related due to Parent balance of $305 and $23,906 at December 31, 2003 and 2002, respectively. J&F has the option of purchasing material from alternative sources.

Affiliates of the Parent provided J&F various corporate services including treasury and financial operations, auditing, risk management, information systems, and legal and tax services. J&F was charged management fees for such services. Management fees for 2003 of $200 were paid to affiliates of the Parent in 2003, with an additional $572 accrued for 2003, payable in 2004. These amounts are presented in accrued liabilities in the accompanying combined balance sheets. Management fees for 2002 of $408 were paid in 2002, with an additional $278 accrued for 2002, payable in 2003. Management fees for 2001 of $408 were paid in 2001. These amounts are presented in selling, general, and administrative expenses in the accompanying combined statements of operations.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

J&F is reimbursed from its affiliates of its Parent for losses and damage sustained on certain steel purchases that result during the process of shipment to J&F. Such receivables totaled $3,167 and $716 at December 31, 2003 and 2002, respectively, and are included in “Related party receivables” in the accompanying combined balance sheets.

(4)	Inventories

Inventories at December 31, 2003 and 2002 and June 30, 2004 consist of the following:

	June 30, 2004	2003	2002
	(unaudited)
Unprocessed steel coils	$25,153	$26,196	$51,105
Finished goods	3,740	5,278	4,675

	$28,893	$31,474	$55,780

(5)	Property, Plant, and Equipment

Property, plant, and equipment at December 31, 2003 and 2002 consist of the following:

	2003	2002
Land and land improvements	$968	$1,325
Buildings	12,418	13,940
Machinery and equipment	15,861	17,752
Furniture and fixtures	1,372	1,810
Vehicles	335	462
Construction in progress	28	27

	30,982	35,316

Less accumulated depreciation	(12,397)	(13,064)

Total	$18,585	$22,252

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(6)	Debt

Long-term debt at December 31, 2003 and 2002 consists of the following:

	2003	2002
Industrial development revenue bonds (original principal of $3,500), payable in annual installments of approximately $500 maturing on October 1, 2006, with interest payable semiannually based on a seven-day variable rate determined by a remarking agent, 1.44% average at December 31, 2003	$1,900	$1,900
Industrial development revenue bonds, payable in full on February 1, 2009, with interest payable monthly based on a seven-day variable rate determined by a remarking agent, 1.24% average at December 31, 2003	4,500	4,500
Industrial revenue bonds, payable in full on March 1, 2016, with interest payable monthly based on a seven-day variable rate determined by a remarking agent, 1.40% average at December 31, 2003	9,000	9,000
Related party borrowings, payable in 2003, with interest payable monthly based on the prime interest rate, 4.75% at December 31, 2002	—	20,093
Related party credit facility, payable in full on October 13, 2006, with maximum borrowings up to $25,000 and interest payable quarterly at LIBOR plus 1.40% at December 31, 2003	21,000	—
Related party credit facility, with maximum borrowings of up to $5,000 and interest payable monthly based on LIBOR, 1.15% at December 31, 2003	491	—

	36,891	35,493
Less current portion of long-term debt	(1,391)	(20,493)

	$35,500	$15,000

Aggregate maturities of long-term debt for the five years subsequent to December 31, 2003 are as follows:

Year ending December 31:
2004	$1,391
2005	500
2006	21,500
2007	—
2008 and thereafter	13,500

$36,891

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(a)	Industrial Development Bonds

The $1,900 of industrial development revenue bonds (original principal of $3,500) was issued by the Illinois Development Finance Authority in October 1991 for the acquisition of National Steel Service Center located in Evanston, Illinois. These bonds are secured by an irrevocable letter of credit in the amount of $3,566 expiring October 31, 2006. As discussed in note 13, Subsequent Events, the entire balance of $1,900 was paid subsequent to year-end.

The $4,500 industrial development revenue bonds were issued by Georgetown Charter Township, Ottawa County, Michigan, in March 1989 for the acquisition, construction, and equipping of J&F’s steel slitting facility located in Jenison, Michigan. These bonds are secured by an irrevocable letter of credit in the amount of $4,764 expiring April 2005, which in turn is secured by a mortgage on the Jenison facility, a security interest in substantially all other assets of J&F, and by an unconditional guaranty by the Parent.

The $9,000 of industrial revenue bonds was issued by the town of Burns Harbor, Indiana in March 1996 for the construction and equipping of J&F’s steel slitting facility located in Burns Harbor, Indiana. These bonds are secured by an irrevocable letter of credit in the amount of $9,113 expiring March 2005, which in turn is secured by a mortgage on the Indiana facility, a security interest in substantially all other assets of J&F, and by an unconditional guaranty by the Parent.

(b)	Related Party Credit Facilities

A related party credit facility was entered into on October 3, 2003 between its Parent and J&F. It allows for maximum borrowings of up to $25,000. The facility is payable in full on October 13, 2006. J&F’s borrowing under this facility were $21,000 at December 31, 2003. The debt is presented as related-party borrowings in the accompanying combined balance sheets.

In 2003, J&F entered into another related party credit facility with its Parent to borrow funds of up to a maximum of $5,000. Monies borrowed are payable within 12 months of borrowing and are therefore considered short-term. J&F’s borrowings were $491 at December 31, 2003. The debt is presented as related-party borrowings in the accompanying combined balance sheets.

Prior to October 2003, J&F borrowed monies from certain subsidiaries of its Parent. These borrowings primarily represented short-term loans. Interest was paid on these borrowings at prime. These borrowings totaled $20,093 at December 31, 2002 and were repaid in 2003 with the proceeds from the related party credit facilities discussed above. J&F also borrowed monies from and lent monies to affiliates of its Parent to finance seasonal working capital needs. Interest is paid or received on these borrowings at prime. At the end of December 31, 2003 and 2002, affiliates of the Parent owed J&F $1,500 and $4,153, respectively. These amounts are classified as Due from related parties in the accompanying combined balance sheets. The weighted average net short-term borrowing from related parties was $17,563, $33,098, and $51,226 for the years ended December 31, 2003, 2002, and 2001, respectively.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(7)	Lease Commitments

J&F has several noncancelable operating leases for an apartment, several vehicles, machinery, plant, and office equipment. Rental expense under these operating leases aggregated approximately $770, $1,045, and $1,071 in 2003, 2002, and 2001, respectively.

Future minimum lease payments under noncancelable operating leases are as follows:

Years ending December 31:
2004	$655
2005	584
2006	584
2007	11
2008	—

Total future minimum lease payments	$1,834

(8)	Employee Benefit Plans

(a)	Pension Benefits

Substantially all of J&F’s employees with at least one year of service are covered by the ARBED Americas, LLC’s Retirement Income Plan (the Plan), a plan sponsored by a subsidiary of the Parent. J&F makes annual contributions to the Plan equal to an allocation of the maximum amount that can be deducted for income tax purposes. This allocation is based on the ratio of the liability for J&F’s employees to the total liability for all employees covered under the Plan and has been recorded as expense in the accompanying combined financial statements.

Effective January 1, 2004, the Plan has been terminated. No further benefit credits will be added to the employee account balances. Interest credits, currently at 5%, however, will continue to accrue on account balances and all other terms of the Plan will remain in effect until the employee terminates employment or retires from J&F.

Based on the percentage of the liability of J&F’s employees to the total liability for all employees covered under the Plan, the allocation of the net pension expense to J&F is 14%, 13%, and 14%, which is approximately $238, $712, and $75 in 2003, 2002, and 2001, respectively.

(b)	401(k) Savings Plan

J&F participates in ARBED America, Inc.’s Group 401(k) Savings Plan. Under the plan, eligible employees may contribute up to 15% of compensation. J&F’s matching contributions are $0.50 per $1.00 contributed, up to 6% of compensation. J&F’s contributions amounted to $128, $140, and $152 for 2003, 2002, and 2001, respectively.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(c)	Postretirement Benefit Plan

J&F also participates in ARBED Americas, LLC’s Group Postretirement Benefit Plan. The plan provides postretirement medical and dental benefits to full-time employees who meet minimum age and service requirements. The plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. J&F’s policy is to fund the cost of medical benefits in amounts determined at the discretion of management.

Effective January 1, 2004, the ARBED Americas LLC’s Group Postretirement Benefit Plan has been merged with the Arcelor International America, LLC and Related Companies Postretirement Benefit Plan with the same provisions.

Postretirement cost attributable to J&F for 2003, 2002, and 2001 is $76, $78, $67, respectively, and has been recorded as expense in the accompanying combined financial statements.

(9)	Income Taxes

Income tax benefit (expense) for the years ended December 31, 2003, 2002, and 2001 consists of the following:

	2003
	Current	Deferred	Total
Federal	$27	$3,513	$3,540
State	80	532	612

	$107	$4,045	$4,152

	2002
	Current	Deferred	Total
Federal	$(252)	$(1,118)	$(1,370)
State	—	(205)	(205)

	$(252)	$(1,323)	$(1,575)

	2001
	Current	Deferred	Total
Federal	$2,992	$1,894	$4,886
State	(76)	781	705

	$2,916	$2,675	$5,591

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

Income tax benefit (expense) was $4,152, ($1,575), and $5,591 for the years ended December 31, 2003, 2002, and 2001 respectively, and differed from the amounts computed by applying the Federal income tax rate to income or loss before income taxes as a result of the following:

	2003		2002		2001
Computed “expected” Federal tax benefit (expense)	$5,349	35.0%	$(1,321)	35.0%	$5,097	35.0%
(Increase) decrease in income tax expense resulting from:
State income taxes, net of Federal income taxes	532	3.5%	(257)	6.8%	678	4.6%
Expenses not deductible for tax purposes, including writeoff of goodwill	(1,836)	(12.1)%	(39)	1.0%	(184)	(1.3)%
Other, net	107	0.8%	42	(1.1)%	—	0.0%

	$4,152	27.2%	$(1,575)	41.7%	$5,591	38.3%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

	2003	2002
Deferred tax assets:
Inventories, principally due to additional costs capitalized for income tax purposes	$528	$944
Federal net operating loss carryforward	3,542	—
State net operating loss carryforward	1,205	669

Tax deferred tax assets	5,275	1,613

Deferred tax liabilities:
Plant and equipment, principally due to additional depreciation expense for income tax purposes	(2,006)	(2,389)

Net deferred tax assets (liabilities)	$3,269	$(776)

At December 31, 2003, J&F had federal net operating loss (NOL) carryforwards of $3,542 which expire in 2023. J&F also had $1,205 of state NOL carryforwards, which expire in 2018 and 2023. J&F believes that it is more likely than not that all of its deferred tax assets will be realized through generation of taxable income in future periods. J&F’s assessment of the realization of deferred tax assets is based upon management’s estimates of future taxable income determined as if J&F filed a separate tax return.

(Continued)

J&F STEEL

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(Dollars in thousands)

(10)	Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, trade accounts receivable, trade accounts payable, and short-term debt approximated fair value as of December 31, 2003 and 2002 because of the relatively short maturity of these instruments. Debt includes industrial revenue bonds with a carrying value of $15,400 at December 31, 2003 and 2002. These bonds pay interest at a variable rate of interest based on prevailing market rates and management believes their carrying value reasonably approximates their fair value. The bonds are due on various dates through the year 2016 and interest rates at December 31, 2003 range from 1.24% to 1.44%.

(11)	Assets Held for Sale

In 2003, the Company announced and implemented a cost reduction program, which consisted of exiting the Evanston plant facility. A contract for the land and building to be sold was entered into, the equipment was sold with a portion being transferred to other plants, and 70 employees were terminated. On April 30, 2004 the Company sold its land and buildings in Evanston for approximately $3,900. The carrying value of this land and building at December 31, 2003 was $1,489.

(12)	Concentration of Business and Credit Risk

The Company’s primary business is the acquisition, processing, and sale of flat rolled steel and related products to various manufacturers. The Company has no significant sale or receivable concentrations within its customer base.

The steel industry could be impacted by the general economy as well as be significantly impacted by foreign competitors. Changes in the marketplace may affect management’s estimates with respect to the valuation of inventories and trade receivables.

(13)	Subsequent Events

On June 1, 2004, J&F retired its $1,900 Industrial Revenue Bond that was originally scheduled to mature on October 1, 2006.

On July 30, 2004, Ryerson Tull, Inc. acquired 100% of the equity interest of J&F Steel LLC, an entity that includes substantially all of the operating assets and liabilities of J&F.